Exhibit 12


                                  THE LACLEDE GROUP, INC. AND SUBSIDIARY COMPANIES

                           SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         -----------------------------------------------------------------


                                                                   Twelve Months Ended
                                     ---------------------------------------------------------------------------------
                                        March 31,                               September 30,
                                     ----------------    -------------------------------------------------------------
(Thousands of Dollars)                     2005               2004         2003        2002        2001        2000
                                           ----               ----         ----        ----        ----        ----
Income before interest
 charges and income taxes                    $87,371          $84,196     $80,270     $60,440      $73,742    $64,078
Add: One third of
   applicable rentals
   charged to operating
   expense (which
   approximates the
   interest factor)                            2,765            2,333       2,873       2,662          313        310
                                     ----------------    -------------------------------------------------------------
       Total Earnings                        $90,136          $86,529     $83,143     $63,102      $74,055    $64,388
                                     ================    =============================================================


Interest on long-term debt -
 Laclede Gas                                 $23,932          $22,010     $20,169     $20,820      $18,372    $15,164
Other interest                                 7,008            6,804       6,802       4,989       10,067      8,844
Add: One third of
   applicable rentals
   charged to operating
   expense (which
   approximates the
   interest factor)                            2,765            2,333       2,873       2,662          313        310
                                     ----------------    -------------------------------------------------------------
       Total Fixed Charges                   $33,705          $31,147     $29,844     $28,471      $28,752    $24,318
                                     ================    =============================================================


Ratio of Earnings to Fixed
 Charges                                        2.67             2.78        2.79        2.22         2.58       2.65







                                                LACLEDE GAS COMPANY

                           SCHEDULE OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         -----------------------------------------------------------------

                                                                   Twelve Months Ended
                                     ---------------------------------------------------------------------------------
                                        March 31,                               September 30,
                                     ----------------    -------------------------------------------------------------
(Thousands of Dollars)                     2005               2004         2003        2002        2001        2000
                                           ----               ----         ----        ----        ----        ----
Income before interest
 charges and income taxes                   $70,623         $73,956     $76,274      $56,154      $73,742     $64,078
Add: One third of
   applicable rentals
   charged to operating
   expense (which
   approximates the
   interest factor)                             769             538         457          315          313         310
                                     ----------------    -------------------------------------------------------------
       Total Earnings                       $71,392         $74,494     $76,731      $56,469      $74,055     $64,388
                                     ================    =============================================================

Interest on long-term debt                  $23,932         $22,010     $20,169      $20,820      $18,372     $15,164
Other interest                                3,382           3,192       3,752        4,285       10,067       8,844
Add: One third of
   applicable rentals
   charged to operating
   expense (which
   approximates the
   interest factor)                             769             538         457          315          313         310
                                     ----------------    -------------------------------------------------------------
       Total Fixed Charges                  $28,083         $25,740     $24,378      $25,420      $28,752     $24,318
                                     ================    =============================================================


Ratio of Earnings to Fixed
 Charges                                       2.54            2.89        3.15         2.22         2.58        2.65